Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139576 and No. 333-146569) and Form S-8 (No. 333-126978) of Manitex International, Inc. of our report dated March 9, 2010 relating to the audited financial statements of Terex Load King for the fiscal years ended December 31, 2008 and 2007, which appears in this Current Report on Form 8-K/A of Manitex International, Inc.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan
March 9, 2010